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                                                                    EXHIBIT 1.01

                                 TERMS AGREEMENT

                                                               September 7, 2005


Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention:      Treasurer

Ladies and Gentlemen:

         We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $600,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, Citigroup Global Markets Inc., Jackson Securities, LLC and Loop Capital Markets LLC, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.8858% of the principal amount thereof, plus accrued interest, from and including August 18, 2005 to but excluding September 14, 2005. The Securities form a part of the same series as the Company's outstanding Floating Rate Notes due 2010, issued on May 18, 2005 and June 17, 2005. The Closing Date shall be September 14, 2005, at 8:30 A.M. The closing shall take place at the Corporate Law offices of the Company located at 425 Park Avenue, New York, New York 10043.

         The Securities shall have the following terms:

Title: ....................  Floating Rate Notes Due 2010

Maturity: .................  May 18, 2010

Interest Rate: ............  Three-month LIBOR (Telerate) plus 0.15%, determined as set forth in the Prospectus Supplement, dated September 7, 2005, to the Prospectus, dated September 2, 2004

Interest Payment Dates: ...  Quarterly on the 18th of February, May, August and
                             November, commencing November 18, 2005

Initial Price to Public: ..  100.1358% of the principal amount thereof, plus accrued interest from August 18, 2005

Redemption Provisions: ....  The Securities are not redeemable by the Company prior to maturity, except upon the

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                             occurrence of certain events involving United
                             States taxation, as set forth in the Prospectus Supplement, dated September 7, 2005, to the Prospectus, dated September 2, 2004

Record Date: ..............  The business day preceding each Interest Payment
                             Date
Additional Terms:

         The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream International and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

         All the provisions contained in the document entitled "Primerica Corporation -- Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

         Basic Provisions varied with respect to this Terms Agreement:

         (a) all references to Primerica Corporation shall refer to Citigroup Inc.;

         (b) in the second line of Section 2(a), delete "33-55542), including a prospectus" and insert in lieu thereof "333-117615), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

         (c) in the fourth line of the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

         (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

         (e) in the fourth line of the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

         (f) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement";

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         (g) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement"; and

         (h) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022" and insert in lieu thereof "399 Park Avenue, New York, New York 10043"


         The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange and to maintain such listing so long as any of the Securities are outstanding, provided, however that:

         (a) if it is impracticable or unduly burdensome, in the good faith determination of the Company, to maintain such listing due to changes in listing requirements occurring after the date of the Prospectus Supplement, or

         (b) if the Transparency Directive (as defined in the Prospectus Supplement) is implemented in Luxembourg in a manner that would require the Company to publish financial information according to accounting principles or standards that are materially different from United States generally accepted accounting principles, the Company may de-list the Securities from the Luxembourg Stock Exchange and shall use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, exchange or system within or outside the European Union as it may decide. If such an alternative admission is not available or is, in the Company's opinion, unduly burdensome, such an alternative admission will not be obtained, and the Company shall have no further obligation in respect of any listing, trading or quotation for the Securities.

         The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State ("Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

         (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an

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   annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

         (c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

         Each Underwriter further agrees and hereby represents that:

         (a) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of the notes in circumstances in which
   Section 21(1) of the FSMA does not apply to Citigroup;

         (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

         (c) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

         (d) it is aware of the fact that no securities prospectus (Wertpapierprospekt) under the German Securities Prospectus Act (Wertpapierprospektgesetz, the "Prospectus Act") has been or will be published in respect of the Securities in the Federal Republic of Germany and that it will comply with the Prospectus Act and all other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of the Securities;

         (e) no Securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account as defined in article L. 411-2 of the French Code Monetaire et Financier and applicable regulations thereunder; and that the direct or indirect resale to the public in France of any Securities acquired by any qualified investors (investisseurs qualifies) and/or any investors belonging to a limited circle of investors (cercle restreint d'investisseurs) may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monetaire et Financier and applicable regulations thereunder; and that none of the Prospectus Supplement, the Prospectus or any other offering materials relating to the Securities has been released, issued

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   or distributed to the public in France except to qualified investors
   (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) mentioned above; and

         (f) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Securities other than with respect to the Securities to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

         In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations for Non-United States Holders" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities.

         John R. Dye, Esq., an Associate General Counsel of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special U.S. tax counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Underwriters.

         Please accept this offer no later than 9:00 p.m. Eastern Time on September 7, 2005 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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         "We hereby accept your offer, set forth in the Terms Agreement, dated
September 7, 2005, to purchase the Securities on the terms set forth therein."

                                   Very truly yours,

                                   CITIGROUP GLOBAL MARKETS INC.,
                                   on behalf of the Underwriters named herein

                                   By:    /s/ Jack D. McSpadden, Jr.
                                        --------------------------------------
                                        Name:  Jack D. McSpadden, Jr.
                                        Title: Managing Director



ACCEPTED:

CITIGROUP INC.

By:      /s/ Charles E. Wainhouse
     ---------------------------------------
      Name:  Charles E. Wainhouse
      Title: Assistant Treasurer

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                                     ANNEX A

NAME OF UNDERWRITER                      PRINCIPAL AMOUNT OF SECURITIES
-------------------                      ------------------------------
Citigroup Global Markets Inc.                     $582,000,000
Jackson Securities, LLC                              9,000,000
Loop Capital Markets LLC                             9,000,000
                                                  ------------
     TOTAL                                        $600,000,000
                                                  ------------

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